Exhibit 32


  Written Statement of the Chief Executive Officer and Chief Financial Officer
                       Pursuant to 18 U.S.C. Section 1350


Solely for the purposes of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned Chief Executive Officer and Chief Financial Officer of Cal-Maine Foods, Inc.(the "Company"), hereby certify, based on their knowledge, that the Annual Report on Form 10-K of the Company for the year ended May 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/  Fred R. Adams, Jr.
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Fred R. Adams, Jr.
Chief Executive Officer



/s/  Bobby J. Raines
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Bobby  J. Raines
Chief Financial Officer

Date:  August 12, 2003